UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2013

  OCULUS INNOVATIVE SCIENCES, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

 (Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

Gregg Alton tendered his resignation as member of our Board of Directors and chairman of our Nominating and Corporate Governance committee for personal reasons, effective March 1, 2013. He also served as a member of our Audit Committee as a non-chairperson member. We would like to thank Mr. Alton for his valuable contributions to our Company and for his five years of service.

Appointment of New Director

By unanimous written consent on March 1, 2013, our Board of Directors appointed Mr. Jerry McLaughlin as a director of our Company. Mr. McLaughlin was also appointed as a non-chairperson member to our Audit Committee and Chair of the Nominating and Corporate Governance Committee.

There are no arrangements or understandings between Mr. McLaughlin and any other persons pursuant to which he was appointed to serve on the Board, nor were there any transactions or proposed transactions involving Mr. McLaughlin as a participant as required to be disclosed by Item 404(a) of Regulation S-K.

Mr. McLaughlin has served as Interim Chief Executive Officer of Applied BioCode, Inc. since November 2011. He also founded in April 2011 and currently serves as President and Chief Executive Officer of DataStream Medical Imaging Systems, Inc., a start-up to develop diagnostic imaging software applications that work in conjunction with existing digital radiology platforms. He previously served as President of DataFlow Information Systems, from July 2007 to December 2011, and President and Chief Executive Officer of CompuMed, Inc. from May 2002 to June 2007.

Pursuant to our non-employee director compensation plan adopted by our Board on April 26, 2007, as a non-employee director of our Company, Mr. McLaughlin will receive an annual retainer of $25,000. He will also receive an additional $5,000 annually as a non-chairperson member of our Audit Committee, and an additional $5,000 as chairperson of our Nominating and Corporate Governance Committee. He may elect to receive stock options in lieu of cash. We also will reimburse Mr. McLaughlin for reasonable expenses in connection with his attendance at Board of Director and Committee meetings.

In conjunction with his appointment to our Board, on March 1, 2013, Mr. McLaughlin was automatically granted an initial option to purchase 50,000 shares upon first becoming a member of our Board. The options will vest and become exercisable over three years from the date of grant, with the first one-third of the shares vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter.

Indemnification Agreement

Effective March 1, 2013, we entered into an indemnification agreement with our newly appointed director, Mr. McLaughlin. The indemnification agreement sets forth the circumstances and procedures pursuant to which we agree, by contract, to indemnify our directors and certain of our officers against claims and losses arising from their services as directors and officers. The agreement is substantially identical to the form of indemnification agreement filed as Exhibit 10.1 to our Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, our planned spin-off, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. These risks include, but are not limited to, the uncertainties associated with effecting a spin-off of a separate public company, and the discretion of our Board of Directors to delay or cancel the spin-off prior to execution. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

10.1	Form of Indemnification Agreement between Oculus Innovative Sciences, Inc. and its officers and directors (included as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007, and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.
(Registrant)

Date: March 7, 2013	By:	/s/ Robert Miller
	Name:	Robert Miller
	Title:	Chief Financial Officer

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